UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2005

AMBASSADORS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA 99202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(509) 534-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 8, 2005, the Board of Directors of Ambassadors Group, Inc., a Delaware corporation (the “Company”) appointed Chadwick J. Byrd to serve as the Company’s Chief Financial Officer. Mr. Byrd has ten years of experience as a senior financial executive. On that same date, Colleen McCann-Lillie resigned as the Company’s Chief Financial Officer. Ms. McCann-Lillie will remain with the Company in the role of Chief Financial Officer of Ambassador Programs, Inc., the Company’s primary operating subsidiary.

Mr. Byrd, age 33, served as the Chief Group Controller of Fred Olsen Entergy ASA in Oslo, Norway beginning in 2004. He also served as the Corporate Controller and Financial Controller of Fred Olsen between 1999 and 2003. Headquartered in Oslo, Norway, Fred Olsen provides international exploration and production services to the offshore oil and gas industry. Before joining Fred Olsen, Mr. Byrd was employed by KPMG as a Senior Financial Consultant between 1995 and 1999.

There is no arrangement or understanding between Mr. Byrd and any executive officer or director of the Company. There are no family relationships among Mr. Byrd and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Byrd which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date:	July 12, 2005	By:	/s/ Jeffrey D. Thomas
Jeffrey D. Thomas
Chief Executive Officer and President